UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

1. Second Amendment to Third Amended and Restated Credit Agreement

On January 29, 2025, Unitil Corporation (“Unitil”) entered into a Second Amendment to Third Amended and Restated Credit Agreement dated January 29, 2025 among the following parties (the “Second Amendment”): Unitil; Bank of America, N.A., as administrative agent; and Bank of America, N.A., Citizens Bank, N.A., and TD Bank, N.A. (each, a “Lender”). The Second Amendment further amends the Third Amended and Restated Credit Agreement dated as of September 29, 2022 among the following parties (the “Third Amended and Restated Credit Agreement”), as previously amended: Unitil; Bank of America, N.A., as administrative agent; and each Lender.

The Second Amendment, among other things, (i) increases the borrowing limit under the Third Amended and Restated Credit Agreement from $200 million to $275 million and (ii) extends the term of the Third Amended and Restated Credit Agreement from September 29, 2027 until September 29, 2028.

Unitil and its affiliates have relationships with Bank of America, N.A. and the other Lenders involving the provision of depository and other cash management and commercial banking services, including with respect to the Third Amended and Restated Credit Agreement (as amended).

The foregoing summary of the Second Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment attached as Exhibit 4.1 to this Form 8-K.

The Second Amendment has been included to provide investors with information regarding its terms. The Second Amendment is not intended to provide any factual information about Unitil or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Second Amendment were made only for purposes of the Second Amendment and as of specific dates, were solely for the benefit of the parties to the Second Amendment, and are subject to limitations agreed upon by the parties to the Second Amendment, including being qualified by information in confidential disclosure schedules delivered by the parties to the Second Amendment in connection with the execution of the Second Amendment. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties contained in the Second Amendment. Moreover, the representations and warranties contained in the Second Amendment generally were made for the purpose of allocating contractual risk among the parties to the Second Amendment instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Second Amendment that differ from those applicable to investors. Investors are not third-party beneficiaries under the Second Amendment and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of Unitil or any of its subsidiaries or affiliates. Additionally, information concerning the subject matter of the representations and warranties contained in the Second Amendment may change after the date of the Second Amendment, which subsequent information may or may not be fully reflected in Unitil’s public disclosures.

2. Transition Services Agreement

In connection with Unitil’s acquisition of Bangor Natural Gas Company, a Maine corporation (“Bangor”), on January 31, 2025, Bangor entered into a Transition Services Agreement (the “Transition Services Agreement”) dated January 31, 2025 between Bangor and Hearthstone Holdings, Inc. (d/b/a Hope Utilities, Inc.), a Delaware corporation (“Hope Utilities”), which was acknowledged by Unitil.

Pursuant to the Transition Services Agreement, Hope Utilities and certain of its affiliates will provide Bangor with certain services, for up to 12 months, in order to continue the operation and maintenance of Bangor substantially consistent with past practices until Hope Utilities and Unitil have accomplished the transition of business functions that were performed by Hope Utilities (or its affiliates) prior to the closing of Unitil’s acquisition of Bangor. Unitil will pay Hope Utilities a monthly payment to reimburse Hope Utilities (or its affiliates) for the actual cost of provision of such services (without the addition of any profit factor).

The foregoing summary of the Transition Services Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Services Agreement, which is attached as Exhibit 10.2 to this Form 8-K.

The Transition Services Agreement has been included to provide investors with information regarding its terms. The Transition Services Agreement is not intended to provide any factual information about Hope Utilities or Bangor. The representations, warranties and covenants contained in the Transition Services Agreement were made only for purposes of the Transition Services Agreement and as of specific dates, were solely for the benefit of the parties to the Transition Services Agreement, and are subject to limitations agreed upon by the parties to the Transition Services Agreement, including information in a confidential schedule delivered by the parties to the Transition Services Agreement in connection with the execution of the Transition Services Agreement. The schedule contains information that modifies or qualifies the Transition Services Agreement. Moreover, the representations and warranties contained in the Transition Services Agreement generally were made for the purpose of allocating contractual risk among the parties to the Transition Services Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Transition Services Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Transition Services Agreement and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of Hope Utilities or Bangor or any of their respective subsidiaries or affiliates. Additionally, information concerning the subject matter of the representations and warranties contained in the Transition Services Agreement may change after the date of the Transition Services Agreement, which subsequent information may or may not be fully reflected in Unitil’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 under the heading “Second Amendment to Third Amended and Restated Credit Agreement” is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

A press release announcing the completion of Unitil’s acquisition of Bangor is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events

On January 31, 2025, Unitil, PHC Utilities, Inc., an Ohio corporation (the “PHC Utilities”), and Hearthstone Utilities, Inc. (d/b/a Hope Companies, Inc.), an Ohio corporation (“Hope Companies”), completed Unitil’s previously announced acquisition of all of the outstanding shares of capital stock of Bangor from PHC Utilities pursuant to a Stock Purchase Agreement (the “Purchase Agreement”). PHC Utilities is a subsidiary of Hope Companies.

Pursuant to the Purchase Agreement, as consideration for the shares of capital stock of Bangor, Unitil paid PHC Utilities $70.9 million in cash for the stock, plus an additional $0.3 million (approx.) in cash as a working capital adjustment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit	Reference (1)

4.1 (2)	Second Amendment to Third Amended and Restated Credit Agreement dated January 29, 2025 among Unitil Corporation; Bank of America, N.A., as administrative agent; and Bank of America, N.A., Citizens Bank, N.A., and TD Bank, N.A.	Filed herewith

4.2	Third Amended and Restated Note issued to Citizens Bank, N.A.	Filed herewith

4.3	Third Amended and Restated Note issued to TD Bank, N.A.	Filed herewith

10.1 (2)	Second Amendment to Third Amended and Restated Credit Agreement dated January 29, 2025 among Unitil Corporation; Bank of America, N.A., as administrative agent; and Bank of America, N.A., Citizens Bank, N.A., and TD Bank, N.A.	Included as Exhibit 4.1

10.2 (2)	Transition Services Agreement dated January 31, 2025 between Bangor Natural Gas Company and Hearthstone Holdings, Inc. (d/b/a Hope Utilities, Inc.), acknowledged by Unitil Corporation	Filed herewith

99.1	Press Release dated January 31, 2025 regarding completion of purchase of Bangor Natural Gas Company	Furnished herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith

(1)

The exhibits referred to in this column by specific designations and dates have heretofore been filed with or furnished to the Securities and Exchange Commission under such designations and are hereby incorporated by reference.

(2)

In accordance with Item 601(a)(5) of Regulation S-K, this exhibit omits certain of its schedules and exhibits. This exhibit’s table of contents, or the cover page of its omitted schedules and exhibits, includes a brief description of the subject matter of all of its omitted schedules and exhibits. The Registrant acknowledges that it must provide a copy of any omitted schedules or exhibits to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:
/s/ Daniel J. Hurstak
Daniel J. Hurstak
Senior Vice President, Chief Financial Officer and Treasurer

Date:	February 4, 2025